UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2021 (September 22, 2021)

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On September 22, 2021, Valley National Bancorp, a New Jersey corporation (“Valley”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Valley, Bank Leumi Le-Israel Corporation, a New York corporation (“Leumi”) and Volcano Merger Sub Corporation, a New York corporation and subsidiary of Valley (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub will merge with and into Leumi, with Leumi as the surviving entity (the “Merger”), (ii) immediately following the effective time of the Merger (the “Effective Time”), Leumi will merge with and into Valley, with Valley as the surviving entity (the “Follow-On Merger”) and (iii) immediately following the consummation of the Follow-On Merger, Bank Leumi USA, a New York state-chartered bank and subsidiary of Leumi, will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank as the surviving bank (the “Bank Merger” and together with the Merger, the Follow-On Merger and the other transactions contemplated by the Merger Agreement, the “Transaction”). The Merger Agreement was unanimously approved by the Board of Directors of each of Valley and Leumi.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (i) each share of common stock, par value $0.10 per share, of Leumi (“Leumi Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Valley or Leumi or dissenting shareholders, will be converted into the right to receive (1) 3.8025 shares (the “Per Share Equity Consideration”) of common stock, no par value, of Valley (“Valley Common Stock”) and (2) $5.35 in cash (subject to specified adjustments, which based on the number of shares of Leumi Common Stock outstanding as of the date of the Merger Agreement, are expected to result in a reduction of such per share cash amount to $5.08) (the “Per Share Cash Consideration”).

In addition, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (1) each outstanding Leumi stock option held by an individual who was not actively employed by Leumi as of the date of the Merger Agreement will fully vest and be converted into the right to receive cash equal to the excess of the sum of the Per Share Cash Consideration and the value of the Per Share Equity Consideration (measured based on the volume weighted average price of a share of Valley Common Stock for the ten-day period ending on the second to last trading day prior to the closing of the Merger (the “Closing”)) over the applicable exercise price and (2) each other outstanding Leumi stock option will fully vest and be converted into a stock option to acquire shares of Valley Common Stock, with the number of shares underlying each such stock option and the applicable exercise price adjusted based on an exchange ratio of 4.225 shares of Valley Common Stock per share of Leumi Common Stock.

Based on the closing price of Valley Common Stock on September 22, 2021, the last trading day prior to announcement of the Merger Agreement, the aggregate value of the merger consideration was approximately $1.148 billion.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from each of Valley, Merger Sub and Leumi, and each of Valley and Leumi has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time. In addition, Valley has agreed to covenants regarding (i) its obligation to call a meeting of its shareholders to approve the issuance of shares of Valley Common Stock pursuant to the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve the issuance of shares of Valley Common Stock pursuant to the Merger Agreement and (ii) its non-solicitation obligations related to alternative business combination proposals.

Under the Merger Agreement, each of Valley and Leumi has agreed to use its reasonable best efforts to obtain as promptly as practicable all consents required to be obtained from any governmental authority or other third party that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement, and Valley has agreed to certain additional covenants in connection therewith. Notwithstanding these obligations, Valley is not required to take any action that would reasonably be expected to have a material adverse effect on Valley and its subsidiaries, taken as a whole (measured without giving effect to the transactions contemplated by the Merger Agreement) (a “Burdensome Condition”). In addition, concurrently with the execution and delivery of the Merger Agreement, Valley and Bank Leumi Le-Israel B.M., an Israeli corporation and the parent company of Leumi (“BLITA”), entered into a letter agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, BLITA has agreed to, among other things, use its reasonable best efforts to obtain as promptly as practicable any necessary approvals BLITA is required to obtain from the Bank of Israel in connection with the transactions contemplated by the Merger Agreement.

Governance

Pursuant to the Merger Agreement, Valley will take all action necessary so that, among other things, as of the Effective Time (i) the number of directors that comprise the Board of Directors of Valley (the “Valley Board”) and the Board of Directors of Valley National Bank (the “Valley Bank Board” and together with the Valley Board, the “Valley Boards”) to each be increased by two and (ii) two individuals designated by BLITA, are appointed to fill such newly created vacancies.

Closing Conditions

The obligations of Valley and Leumi to consummate the closing of the Merger (the “Closing”) are subject to customary conditions, including (i) the approval of the issuance of Valley Common Stock pursuant to the Merger Agreement by Valley’s shareholders, (ii) the receipt of specified governmental or self-regulatory organization consents and approvals (or the expiration or termination of applicable waiting periods in respect thereof), without, in the case of Valley’s obligation to consummate the Closing, the imposition of a Burdensome Condition, (iii) the receipt from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) of a determination that the consummation of the Merger will not result in Valley being deemed to be “controlled” (as that term is interpreted by the Federal Reserve under the Bank Holding Company Act of 1956, as amended) by BLITA, (iv) the absence of orders or other legal restraints preventing the completion of the Merger, (v) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (vi) the absence of a material breach by the other party of its obligations under the Merger Agreement and (vii) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the other party.

Termination; Termination Fee

The Merger Agreement provides for certain termination rights, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, a termination fee of $18.5 million will be payable by Valley to Leumi.

Ancillary Agreements

The Merger Agreement contemplates that, at the Closing, Valley and BLITA will enter into an investor rights agreement in the form attached to the Merger Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, (i) for so long as BLITA holds greater than or equal to 12.5% of the shares of Valley Common Stock issued and outstanding as of immediately following (and giving effect to) the Merger, BLITA will have the right to designate two directors to each of the Valley Board and the Valley Bank Board and (ii) for so long as BLITA holds greater than or equal to 5.0% of the shares of Valley Common Stock issued and outstanding as of immediately following (and giving effect to) the Merger, BLITA will have the right to designate one director to each of the Valley Board and the Valley Bank Board. In addition, for so long as at least one BLITA designee is serving on the Valley Boards, one BLITA designee will be entitled to serve on the Executive Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Investment Committee of the Valley Board or the Valley Bank Board, as applicable.

Under the Investor Rights Agreement, BLITA will be restricted from transferring shares of Valley Common Stock issued in the Merger (the “Locked-Up Shares”) (other than specified permitted transfers or transfers pursuant to certain Valley capital raising issuances) for a period of four years following the Closing (the “Lock-Up Period”), with 25% of the Locked-Up Shares being released on each anniversary of the Closing. BLITA will have the right to terminate the Lock-Up Period if Valley increases the size of either of the Valley Boards to more than fourteen directors.

Subject to certain exceptions, during such period as BLITA is entitled to designate a director to the Valley Board (i) with respect to certain specified matters, BLITA will vote its shares of Valley Common Stock in accordance with the recommendation of the Valley Board and (ii) BLITA will be subject to customary standstill restrictions.

The Investor Rights Agreement will further provide that BLITA will be entitled to customary registration rights and certain preemptive rights with respect to certain issuances by Valley of Valley Common Stock. The Investor Rights Agreement will also contain additional covenants of the parties, including with respect to cooperation regarding regulatory matters, mutual employee non-solicitation restrictions and restrictions with respect to BLITA engaging in certain activities of the Leumi business acquired by Valley.

The Merger Agreement also contemplates that at the Closing, Valley and BLITA will enter into a business cooperation agreement in the form attached to the Merger Agreement providing for, among other things, an ongoing business relationship which will include loan participations by BLITA.

Important Statement

The foregoing description of the Merger Agreement and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Valley or Leumi, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Valley, Leumi, their respective affiliates and their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement of Valley, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that Valley makes with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 22, 2021, by and among Bank Leumi le-Israel Corporation, Valley National Bancorp and Volcano Merger Sub Corporation.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Pursuant to Item 601(a)(5)-(6) of Regulation S-K, certain schedules and similar attachments and certain personally identifiable information have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

Important Information and Where to Find It

In connection with the proposed acquisition by Valley of Leumi and the issuance of shares of Valley Common Stock as consideration in the Transaction, Valley will file with the SEC a proxy statement of Valley (the “Proxy Statement”), and Valley may file with the SEC other relevant documents concerning the Transaction. When completed, the definitive Proxy Statement will be mailed to shareholders of Valley. This communication is not a substitute for the Proxy Statement or any other document that Valley may file with the SEC or send to its shareholders in connection with the Transaction.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY VALLEY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VALLEY, LEUMI AND THE TRANSACTION.

Free copies of the Proxy Statement, as well as other filings containing information about Valley, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed by Valley. You will also be able to obtain these documents, when they are filed, free of charge, from Valley at www.valley.com under the heading “Investor Relations.” The Proxy Statement can also be obtained, when it becomes available, free of charge, at Valley’s website at http://ir.valleynationalbank.com or by directing a request to Ronald H. Janis, Senior Executive Vice President & General Counsel, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-8800.

Participants in the Solicitation

Valley, Leumi and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Valley in respect of the Transaction. Information about Valley’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 8, 2021, and other documents filed by Valley with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the Transaction and the issuance of shares of Valley Common Stock as consideration in the Transaction. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “will,” “estimate,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties.

Actual results may differ materially from such forward-looking statements. In addition to factors previously disclosed in Valley’s reports filed with the SEC and those identified elsewhere in this communication, factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: the possibility that the Transaction does not close when expected or at all because shareholder, regulatory or other approvals or other conditions to the closing of the Transaction are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Valley or the expected benefits of the Transaction); the inability to realize expected cost savings and synergies from the Transaction in amounts or in the timeframe anticipated, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Valley and Leumi operate; changes in the estimates of non-recurring charges; the diversion of management’s attention and time from ongoing business operations and opportunities on issues relating to the Transaction; the possibility that costs or difficulties relating to Leumi integration matters might be greater than expected, including as a result of unexpected factors or events; changes in the stock price of Valley from the date of the acquisition announcement to the closing date; material adverse changes in Valley’s or Leumi’s operations or earnings; the inability to retain customers and qualified employees of Leumi; higher- or lower-than-expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; weakness or a decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area (including Long Island), Florida, California or the Chicago metropolitan area; an unexpected decline in commercial real estate values within Valley’s or Leumi’s market areas, reputational risk and potential adverse reactions of Valley’s or Leumi’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the outcome of any legal proceedings that may be instituted against Valley or Leumi; and the impact of the global COVID-19 pandemic on Valley’s or Leumi’s businesses, the ability to complete the Transaction or any of the other foregoing risks. Further information regarding Valley and factors which could affect the forward-looking statements contained herein are set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021 and June 30, 2021, and its other filings with the SEC. Valley assumes no obligation for updating any such forward-looking statement at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY NATIONAL BANCORP

By:	/s/ Ronald H. Janis
Name:	Ronald H. Janis
Title:	Senior Executive Vice President and General Counsel

Date: September 24, 2021